Exhibit 99.1

COMPANY CONTACT:	AT FINANCIAL RELATIONS BOARD:
James Mead	Georganne Palffy	Tim Grace
Chief Financial Officer	General Information	Media Inquiries
(312) 658-5740	(312) 640-6768	(312) 640-6667

TUESDAY, AUGUST 2, 2005

STRATEGIC HOTEL CAPITAL, INC. REPORTS SECOND QUARTER 2005

FINANCIAL RESULTS

Chicago, IL – August 2, 2005 – Strategic Hotel Capital, Inc. (NYSE: SLH) today reported results for the second quarter ended June 30, 2005.

Highlights

•	Increase of 8.5 percent in North American Total RevPAR, driven by a 7.8 percent increase in non-room revenue and 7.2 percent increase in average daily rate. North American same store Total RevPAR, which excludes acquisitions held under one year, grew 7.0 percent.

•	Net income available to common shareholders of $4.0 million or $0.13 per diluted share.

•	Quarterly adjusted EBITDA of $34.8 million.

•	Quarterly FFO of $0.50 per fully converted share.

•	Executed $200 million in five and seven-year interest rate swaps, in addition to the issuance of $202 million in floating rate secured debt financing used to fund the purchase of the InterContinental hotels in Chicago and Miami.

•	Increased the bank credit facility from $120 million to $175 million subsequent to the close of the quarter.

•	Entered into an agreement to acquire the Fairmont Chicago hotel for a purchase price of $154.7 million subsequent to the close of the quarter.

Strategic Hotel Captial, Inc.

Due to the company’s restructuring at its IPO in June 2004, fiscal year and period-over-period comparisons are not representative of performance. “Same store” hotel comparisons are derived from the company’s portfolio at June 30, 2005, that excludes properties held for less than one year (the Ritz-Carlton Half Moon Bay, which was acquired in August 2004, the InterContinental Chicago and InterContinental Miami, both acquired on April 1, 2005), and eliminating the effects of the Hyatt Regency New Orleans lease that was in existence prior to the IPO and the seven hotels owned by SHC LLC prior to the IPO.

Laurence Geller, chief executive officer of Strategic Hotel Capital, commented, “Once again, our strong operating results for the quarter put our FFO and adjusted EBITDA at the high end of our guidance range. A weak market and performance at the Hyatt New Orleans mitigated the continued strong double digit RevPAR growth in half of our North American properties. Our recently announced plan to acquire the Fairmont Chicago reaffirms our goal to grow a portfolio of well located hotels with intrinsic real estate value in strengthening vibrant markets.”

Operating Results

Net income available to common shareholders was $4.0 million or $0.13 per diluted share and $10.7 million or $0.35 per diluted share for the second quarter and year-to-date respectively. Adjusted EBITDA was $34.8 million for the quarter and $63.0 million for the six-month period.

Funds from operations of $0.50 per fully converted share in the second quarter and $0.98 per fully converted share year-to-date. “Fully converted” per share results represent funds from operations before operating partnership minority interest adjustments, divided by the total number of shares and operating partnership units convertible into shares.

Including the company’s recently acquired InterContinental Chicago, InterContinental Miami and the Ritz Carlton Half Moon Bay, the North American portfolio Total RevPAR, which includes revenues from food and beverage and other sources in addition to rooms, increased 8.5 percent during the quarter over the prior period in 2004. RevPAR increased 8.9 percent to $123.77 during the quarter, due primarily to a 7.2 percent increase in ADR and 1.6 percent increase in occupancy.

North American same store Total RevPAR, increased 7.0 percent in the second quarter over the prior period of 2004. Same store RevPAR increased 5.1 percent to $114.21, driven by a 5.8 percent increase in average daily rate. Same store North American EBITDA margins for the quarter increased by 67 basis points over the prior period in 2004.

Strategic Hotel Capital, Inc.

Overall portfolio performance was negatively impacted by a 19.7 percent reduction in RevPAR at the Hyatt Regency New Orleans, primarily attributable to cancellation of certain group business bookings and a reduced amount of transient business during the quarter. Excluding the Hyatt Regency New Orleans, North American Total RevPAR growth was 11.5 percent and RevPAR growth was 14.1 percent, and same store Total RevPAR increased by 11.4 percent with RevPAR growth of 12.1 percent. EBITDA margins excluding Hyatt Regency New Orleans improved by 160 basis points over the same period in 2004.

For the European hotels, RevPAR for the second quarter increased by 8.7 percent over the second quarter of 2004 due primarily to a 12.7 percent increase in ADR. RevPAR increased 9.1 percent year-to-date. Operating results were positively impacted by foreign currency exchange rate fluctuations.

Balance Sheet and Capital Market Activity

Capital transactions during the second quarter included the execution of $200 million in interest rate swaps including $75 million in five-year and $125 million in seven-year swaps. The company also issued $202 million in floating rate secured debt financing related to the purchase of the Intercontinental Hotels in Chicago and Miami.

Quarterly Distribution

Strategic Hotel Capital’s board of directors previously declared a second quarter dividend of $0.22 per share of common stock, payable to shareholders of record as of the close of business Thursday, June 30, 2005. The dividend was paid on July 20, 2005. Additionally, the company declared a quarterly dividend of $0.6257 per share on the 8.5% Series A Cumulative Redeemable Preferred Stock, paid on June 30, 2005 to shareholders of record June 15, 2005. This payment included $0.0944 per share attributable to the first quarter 2005 and $0.53125 per share attributable to the second quarter 2005.

Recent Events

As previously announced, the company has signed an agreement to acquire the Fairmont Chicago for a purchase price of $154.7 million, or $224,000 per room. The acquisition, subject to customary conditions, is expected to close during the third quarter 2005.

Subsequent to quarter end, the company amended its existing bank credit facility, increasing the line of credit from $120 million to $175 million.

Strategic Hotel Captial, Inc.

2005 Outlook

Management is reaffirming its previous earnings guidance for EBITDA and FFO for 2005, and has adjusted FFO per fully converted share estimates to incorporate the assumption of an offering of common equity earlier and in a larger amount than previously anticipated. Adjusted EBITDA will be in the range of $116.1 million to $119.1 million, net income available to common shareholders will be in the range of $5.3 million to $7.8 million, FFO will be in the range of $64.4 million and $67.4 million, and FFO per fully converted share will be in the range of $1.43 to $1.50.

The company expects North American same store RevPAR and Total RevPAR growth in the range of 5.5 percent to 7.5 percent. The company also expects that the improved year-over-year margin growth demonstrated in the first half of 2005 will be maintained throughout the remainder of the year.

The following tables reconcile projected 2005 net income to projected FFO and Adjusted EBITDA.

(in millions, except for per share data)	Low Range	High Range
Net income available to common shareholders	$5.3	$7.8
Depreciation and amortization	56.0	56.0
Realized portion of deferred gain on sale leasebacks	(4.5)	(4.5)
Deferred tax on realized portion of deferred gain	1.4	1.4
Minority interests adjustments	3.7	4.2
Adjustments from unconsolidated affiliates	2.5	2.5

Funds from Operations (FFO)	$64.4	$67.4
FFO per Share (fully converted)	$1.43	$1.50

(in millions, except for per share data)	Low Range	High Range
Net income available to common shareholders	$5.3	$7.8
Depreciation and amortization	56.0	56.0
Interest expense	39.0	39.0
Preferred shareholder dividend	6.8	6.8
Income taxes	5.1	5.1
Minority interests	3.7	4.2
Adjustments from unconsolidated affiliates	4.7	4.7
Realized portion of deferred gain on sale leasebacks	(4.5)	(4.5)

Adjusted EBITDA	$116.1	$119.1

Strategic Hotel Capital, Inc.

For the third quarter 2005, management anticipates that adjusted EBITDA will be in the range of $24.2 million to $25.2 million, net loss available to common shareholders will be in the range of $5.4 million to $4.6 million, FFO in the range of $8.7 million and $9.7 million, and FFO per fully converted share will be in the range of $0.19 to $0.21. North American same store RevPAR growth is expected to be in the range of 6.0 percent and 8.0 percent, and North American same store Total RevPAR growth of between 5.0 percent and 7.0 percent.

The following tables reconcile projected third quarter 2005 net income to projected FFO and Adjusted EBITDA.

(in millions, except for per share data)	Low Range	High Range
Net income available to common shareholders	$(5.4)	$(4.6)
Depreciation and amortization	15.1	15.1
Realized portion of deferred gain on sale leasebacks	(1.1)	(1.1)
Deferred tax on realized portion of deferred gain	0.3	0.3
Minority interests adjustments	(0.9)	(0.7)
Adjustments from unconsolidated affiliates	0.7	0.7

Funds from Operations (FFO)	$8.7	$9.7
FFO per Share (fully converted)	$0.19	$0.21

(in millions, except for per share data)	Low Range	High Range
Net income available to common shareholders	$(5.4)	$(4.6)
Depreciation and amortization	15.1	15.1
Interest expense	11.3	11.3
Preferred shareholder dividend	2.1	2.1
Income taxes	1.8	1.8
Minority interests	(0.9)	(0.7)
Adjustments from unconsolidated affiliates	1.3	1.3
Realized portion of deferred gain on sale leasebacks	(1.1)	(1.1)

Adjusted EBITDA	$24.2	$25.2

Earnings Call

The company will conduct its quarterly conference call for investors and other interested parties on Wednesday, August 3, 2005 at 11:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 800-289-0508. To participate on the webcast, log on to www.shci.com or www.earnings.com 15 minutes before the call to download the necessary software.

The company also produces supplemental financial data that includes detailed information regarding the operating results. This supplemental data is considered an integral part of this earnings release and together with the release, is available on the Strategic Hotel Capital website at http://www.shci.com. in the investor relations section.

Strategic Hotel Captial, Inc.

About the Company

Strategic Hotel Capital, Inc., is a real estate investment trust (REIT) which owns and asset manages high-end hotels and resorts. The company has ownership interests in 17 properties with an aggregate of 7,640 rooms. For further information, please visit the company’s website at www.shci.com.

This press release contains forward-looking statements about Strategic Hotel Capital, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include but are not limited to the following: rising interest rates; availability of capital; ability to obtain or refinance debt; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
Rooms	$75,330	$86,247	$137,198	$171,393
Food and beverage	44,513	43,380	79,832	85,117
Other hotel operating revenue	14,149	13,527	26,427	27,196

	133,992	143,154	243,457	283,706
Lease revenue	3,908	8,649	7,979	15,228

Total revenues	137,900	151,803	251,436	298,934

Operating Costs and Expenses:
Rooms	17,893	22,112	31,154	43,608
Food and beverage	30,977	33,125	55,962	65,645
Other departmental expenses	36,635	39,127	66,516	77,497
Management fees	4,315	5,168	8,581	10,288
Other property level expenses	8,916	8,897	15,292	18,157
Lease expense	3,418	—	6,991	—
Depreciation and amortization	14,225	19,906	24,812	40,057
Corporate expenses	4,650	13,671	9,407	20,194

Total operating costs and expenses	121,029	142,006	218,715	275,446

Operating income	16,871	9,797	32,721	23,488
Interest expense	(10,721)	(25,588)	(18,203)	(50,843)
Interest income	469	445	761	969
Loss on early extinguishment of debt	—	(24,134)	—	(21,946)
Other income (expenses), net	2,961	(3,238)	4,623	(2,043)

Income (loss) before income taxes, minority interests and discontinued operations	9,580	(42,718)	19,902	(50,375)
Income tax expense	(1,547)	(109)	(2,567)	(355)
Minority interests	(1,901)	1,014	(4,104)	928

Income (loss) from continuing operations	6,132	(41,813)	13,231	(49,802)
Income from discontinued operations	—	—	—	75,662

Net income (loss)	6,132	(41,813)	13,231	25,860
Preferred shareholder dividend	(2,154)	—	(2,503)	—

Net income (loss) available to common shareholders	$3,978	$(41,813)	$10,728	$25,860

Basic Earnings (Loss) Per Share:
Income (loss) from continuing operations available to common shareholders per share	$0.13	$(2.17)	$0.35	$(2.59)
Income from discontinued operations available to common shareholders per share	—	—	—	3.94

Net income (loss) available to common shareholders per share	$0.13	$(2.17)	$0.35	$1.35

Basic weighted-average common shares outstanding	30,257	19,269	30,247	19,190

Diluted Earnings (Loss) Per Share: Income (loss) from continuing operations available to common shareholders per share	$0.13	$(2.19)	$0.35	$(2.63)
Income from discontinued operations available to common shareholders per share	—	—	—	3.92

Net income (loss) available to common shareholders per share	$0.13	$(2.19)	$0.35	$1.29

Diluted weighted-average common shares outstanding	30,406	19,501	30,395	19,306

Our condensed consolidated statements of operations for the three and six months ended June 30, 2004 include the results of the 14 hotel interests owned and leased by the company as of June 30, 2004, as well as the results of seven other hotels, which were distributed out of the company on June 29, 2004 in connection with the IPO and in which the company no longer has an ownership interest.

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(UNAUDITED)

	June 30, 2005	December 31, 2004
Assets
Property and equipment	$1,260,746	$952,717
Less accumulated depreciation	(245,274)	(222,150)

Net property and equipment	1,015,472	730,567

Goodwill	66,656	66,438
Intangible assets (net of accumulated amortization of $539 and $87, respectively)	3,243	1,613
Investment in hotel joint ventures	11,481	12,060
Cash and cash equivalents	58,085	40,071
Restricted cash and cash equivalents	26,530	26,979
Accounts receivable (net of allowance for doubtful accounts of $321 and $361, respectively)	28,585	21,056
Deferred financing costs (net of accumulated amortization of $2,964 and $1,420, respectively)	12,042	11,178
Other assets	76,103	80,388

Total assets	$1,298,197	$990,350

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and other debt payable	$689,975	$489,140
Bank credit facility	48,000	54,000
Accounts payable and accrued expenses	76,101	58,946
Distributions payable	8,718	8,709
Deferred fees on management contracts	2,246	2,333
Deferred gain on sale of hotels	104,338	119,616

Total liabilities	929,378	732,744
Minority interests in SHCI’s operating partnership	60,516	61,053
Minority interests in consolidated joint ventures	15,612	—

Shareholders’ equity:
8.5% Series A Cumulative Redeemable Preferred Shares ($0.01 par value;
4,000,000 shares issued and outstanding; liquidation preference $25.00 per share)	97,540	—
Common shares ($0.01 par value; 150,000,000 common shares authorized;
30,077,505 and 30,035,701 common shares issued and outstanding, respectively)	301	300
Additional paid-in capital	485,771	483,691
Deferred compensation	(2,423)	(1,731)
Accumulated deficit	(258,642)	(271,873)
Accumulated distributions to shareholders	(29,360)	(13,447)
Accumulated other comprehensive loss	(496)	(387)

Total shareholders’ equity	292,691	196,553

Total liabilities and shareholders’ equity	$1,298,197	$990,350

REIT Hotel Statements of Operations (a)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
REIT Hotel Revenues:
Rooms	$75,330	$44,197	$137,198	$93,323
Food and beverage	44,513	23,988	79,832	49,271
Other hotel operating revenue	14,149	9,010	26,427	18,502

	133,992	77,195	243,457	161,096
Lease revenue (b)	3,908	6,012	7,979	11,693

REIT hotel revenues	137,900	83,207	251,436	172,789

REIT Hotel Expenses:
Rooms	17,893	9,780	31,154	19,695
Food and beverage	30,977	17,573	55,962	35,780
Other departmental expenses	36,635	23,013	66,516	46,206
Management fees	4,315	3,588	8,581	7,367
Other property level expenses	8,916	4,086	15,292	8,388
Lease expense	3,418	—	6,991	—

REIT hotel expenses	102,154	58,040	184,496	117,436

REIT Hotel Adjusted Operating Income	35,746	25,167	66,940	55,353
Interest expense, net	(10,252)	(14,113)	(17,442)	(27,636)
Loss on early extinguishment of debt	—	(11,472)	—	(9,284)
Other income (expenses), net (c)	1,711	(3,238)	2,123	(2,043)

Income before income taxes and minority interests	27,205	(3,656)	51,621	16,390
Income tax expense	(1,547)	(109)	(2,567)	(355)
Minority interests (d)	(1,901)	1,014	(4,104)	928

REIT Hotel Income (Loss)	23,757	(2,751)	44,950	16,963
REIT depreciation and amortization	(14,225)	(10,332)	(24,812)	(20,373)
Corporate expenses	(4,650)	(13,671)	(9,407)	(20,194)
Asset management fees related to distributed assets (e)	1,250	—	2,500	—
Non-REIT hotel results, net	—	(15,059)	—	(26,198)
Income from discontinued operations	—	—	—	75,662

Net Income (Loss)	$6,132	$(41,813)	$13,231	$25,860

(a) REIT hotel operating data above excludes the results of operations of the distributed assets that are required to be included in GAAP financial statement presentations prior to the date of the IPO because we are deemed to have continuing involvement as a result of our agreement to asset manage those assets. As a result, we have presented only REIT hotel operating results and a reconciliation of REIT hotel income to net income, the most directly comparable GAAP measure.

REIT hotel operating results are presented because we believe that it most fairly represents comparable period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. Because of the elimination of the non-REIT hotel operations, the REIT hotel operating results do not represent our total revenues, expenses or operating profit in accordance with GAAP. These results should be considered in combination with our GAAP financial statements by investors when evaluating our performance.

(b) Until March 1, 2004, the Hamburg Marriott was accounted for under the equity method. After March 1, 2004 when we acquired our joint venture partner’s 65% leasehold interest in the property, we record lease revenue for the Hamburg Marriott. Lease revenue for the three and six months ended June 30, 2004 includes revenues from the Hyatt Regency New Orleans until June 29, 2004 when we converted the Hyatt Regency New Orleans lease to a management agreement. Prior to June 29, 2004, the Paris Marriott Champs Elysees was accounted for as a finance obligation and we consolidated its results because of a continuing involvement in supporting the financing of the property through a collateralized guarantee. On June 29, 2004, we recorded a sale and leaseback related to the Paris Marriott Champs Elysees. Subsequent to June 29, 2004, we earn only lease revenue from the Hamburg Marriott and the Paris Marriott Champs Elysees.

(c) Other income (expenses), net includes our equity in earnings or losses of our investments in the Prague hotel joint venture for the three and six months ended June 30, 2005 and 2004. Earnings or losses from our investment in the Hamburg Marriott hotel joint venture are included in the six months ended June 30, 2004 until the acquisition of our joint venture partner’s interest in the property on March 1, 2004.

(d) Minority interests represent interests held by others in SHC Funding and other entities controlled by SHCI, or for periods prior to the Offering, SHCI’s predecessor, Strategic Hotel Capital, LLC (SHC LLC). There are two components to SHCI’s minority interests. First, the Company reflects minority interests related to the InterContinental Chicago and Miami hotels on the balance sheet for the 15% portion of the properties consolidated by SHCI, but not owned by the Company. The $15,612,000 minority interest balance was established based on the agreed upon fair market value of the assets at the time of the transaction. The earnings or losses from these properties attributable to minority interests are normally reflected as minority interests in the statements of operations; however, based on the partnership agreements with IHG, SHCI receives a preferred return of all the net cash flow (as defined in the agreements) at the properties through December 31, 2005, up to a certain threshold. SHCI does not believe that threshold will be exceeded in 2005. Second, minority interest in SHC Funding on the consolidated balance sheets is calculated by dividing the number of units held by the minority interests by the sum of SHCI’s units and the units held by the minority interests, all calculated based on the units outstanding at the end of the period. Net income is allocated to minority interests in SHC Funding based on their weighted average ownership percentages during the period. The ownership percentage is calculated by dividing the number of units held by the minority interests by the sum of SHCI’s units and the units held by the minority interests, all calculated based on the weighted average days outstanding.

Prior to the Offering, minority interests represented the limited partners’ interests in limited partnerships that were controlled by SHCI’s predecessor, SHC LLC. The carrying value of the minority interest was increased by the minority interests’ share of partnership earnings and reduced by their semi-annual partnership cash distributions as well as return of capital distributions. SHC LLC’s units issued upon exchange of the limited partnership units have been accounted for at the cost of the minority interest surrendered.

(e) The Company has an asset management agreement with SHC LLC, under which the Company manages the day-to-day business of SHC LLC for an annual fee of $5,000,000, payable monthly in arrears. The term of the agreement is for five years, commenced on June 29, 2004 and will renew automatically unless prior written notice is given. In addition, SHC LLC has the right to terminate the agreement if certain events occur. SHC LLC has entered into a purchase and sale agreement for one property. The asset management fee will be reduced by approximately $716,000 annually, commencing 30 days after written notice of this sale, which is expected in the third quarter of 2005.

Non-GAAP Financial Measures

In addition to REIT hotel income, four other non-GAAP financial measures are presented for the Company that we believe are useful to investors as key measures of our operating performance: Funds from Operations, or FFO; Fully Converted FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; and Adjusted EBITDA. Reconciliation of these measures to net income (loss), the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance that would not have certain drawbacks associated with net income (loss) under GAAP. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present Fully Converted FFO, which is FFO plus convertible debt interest expense and minority interest expense on convertible minority interests. We believe that the presentation of FFO and Fully Converted FFO provides useful information to investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization.

EBITDA represents net income (loss) excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA for 2005 and 2004 is presented on a full participation basis, which means we have assumed conversion of all operating partnership minority interests into the Company's common shares. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We believe EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because they provide investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Adjusted EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss), and provide an explanatory description by footnote of the items excluded from FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA. Prior year amounts have been adjusted to conform to the current year presentation of a fully converted basis.

Reconciliation of Net Income (Loss) Available to

Common Shareholders to EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net income (loss) available to common shareholders	$3,978	$(41,813)	$10,728	$25,860
Depreciation and amortization - continuing operations	14,225	19,906	24,812	40,057
Interest expense - continuing operations	10,721	25,588	18,203	50,843
Interest expense - discontinued operations	—	—	—	577
Income taxes	1,794	135	2,872	314
Minority interests	1,901	(1,014)	4,104	(928)
Adjustments from unconsolidated affiliates	1,086	1,793	2,022	3,279
Preferred shareholder dividend	2,154	—	2,503	—

EBITDA (a)	35,859	4,595	65,244	120,002
Realized portion of deferred gain on sale leasebacks	(1,104)	—	(2,246)	—

Adjusted EBITDA (a)	$34,755	$4,595	$62,998	$120,002

(a) EBITDA and Adjusted EBITDA have not been adjusted for the following amounts included in net income (loss) because these gains (losses) have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands).

•	Loss on early extinguishment of debt from continuing operations amounted to $24,134 and $21,946 for the three and six months ended June 30, 2004.

•	Gain on sale of assets from discontinued operations amounted to $75,982 for the six months ended June 30, 2004.

Reconciliation of Net Income (Loss) Available to Common Shareholders to

Funds From Operations (FFO) and FFO - Fully Converted

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net income (loss) available to common shareholders	$3,978	$(41,813)	$10,728	$25,860
Depreciation and amortization - continuing operations	14,225	19,906	24,812	40,057
Gain on sale of assets - continuing operations	(42)	—	(42)	—
Gain on sale of assets - discontinued operations	—	—	—	(75,982)
Realized portion of deferred gain on sale leasebacks	(1,104)	—	(2,246)	—
Deferred tax expense on realized portion of deferred gain on sale leasebacks	331	—	675	—
Minority interests adjustments	(2,618)	(124)	(5,247)	(124)
Adjustments from unconsolidated affiliates	535	828	1,045	1,799

FFO (a)	15,305	(21,203)	29,725	(8,390)
Convertible debt interest expense	—	2,052	—	4,105
Convertible minority interests	4,519	(890)	9,351	(804)

FFO - Fully Converted (a)	$19,824	$(20,041)	$39,076	$(5,089)

(a) FFO and Fully Converted FFO have not been adjusted for the following amounts included in net income (loss) because these gains (losses) have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands).

•	Loss on early extinguishment of debt from continuing operations amounted to $24,134 and $21,946 for the three and six months ended June 30, 2004.

Seasonality by Geographic Region

Revenues have been adjusted to show hotel performance on a comparable quarter-over-quarter basis. Adjustments include (i) exclusion of Ritz-Carlton Half Moon Bay’s partial year results; (ii) presentation of Hyatt Regency New Orleans without the effect of the operating lease that was in place prior to June 2004; (iii) presentation of the European hotels without regard to either ownership structure or leaseholds; and (iv) exclusion of InterContinental Chicago and InterContinental Miami’s partial year results.

United States Hotels (as of June 30, 2005)

9 Properties

4,710 Rooms

	Three Months Ended
	September 2004	December 2004	March 31, 2005	June 30, 2005	Total
Total revenues	$63,119	$76,164	$82,734	$76,163	$298,180
Seasonality %	21.2%	25.5%	27.7%	25.6%	100.0%

Mexican Hotels (as of June 30, 2005)

2 Properties

380 Rooms

	Three Months Ended
	September 2004	December 2004	March 31, 2005	June 30, 2005	Total
Total revenues	$10,222	$15,064	$17,085	$15,990	$58,361
Seasonality %	17.5%	25.8%	29.3%	27.4%	100.0%

Total North American Hotels (as of June 30, 2005)

11 Properties

5,090 Rooms

	Three Months Ended
	September 2004	December 2004	March 31, 2005	June 30, 2005	Total
Total revenues	$73,341	$91,228	$99,819	$92,153	$356,541
Seasonality %	20.6%	25.6%	28.0%	25.8%	100.0%

European Hotels (as of June 30, 2005)

3 Properties

841 Rooms

	Three Months Ended
	September 2004	December 2004	March 31, 2005	June 30, 2005	Total
Total revenues	$23,010	$19,999	$16,708	$23,179	$82,896
Seasonality %	27.8%	24.1%	20.2%	27.9%	100.0%

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable quarter-over-quarter basis. Adjustments include (i) exclusion of the seven properties distributed out of the Company in connection with the IPO; (ii) exclusion of Ritz-Carlton Half Moon Bay’s partial year results; (iii) presentation of Hyatt Regency New Orleans without the effect of the operating lease that was in place prior to June 2004; (iv) presentation of the European hotels without regard to either ownership structure or leaseholds; and (v) exclusion of InterContinental Chicago and InterContinental Miami’s partial year results.

United States Hotels (as of June 30, 2005)

9 Properties

4,710 Rooms

	Three Months Ended June 30,				Six Months Ended June 30,
	2005	2004	Change		2005	2004	Change
Average Daily Rate	$146.75	$138.89	5.7%		$152.15	$145.45	4.6%
Average Occupancy	70.0%	70.9%	(0.9)	pts	71.1%	70.6%	0.5 pts
RevPAR	$102.78	$98.53	4.3%		$108.14	$102.73	5.3%
Total RevPAR	$181.98	$172.67	5.4%		$190.61	$179.67	6.1%
Property EBITDA Margin	23.9%	23.4%	0.5	pts	26.6%	25.6%	1.0 pts

Mexican Hotels (as of June 30, 2005)

2 Properties

380 Rooms

	Three Months Ended June 30,				Six Months Ended June 30,
	2005	2004	Change		2005	2004	Change
Average Daily Rate	$344.82	$338.09	2.0%		$393.07	$380.18	3.4%
Average Occupancy	73.3%	68.4%	4.9	pts	72.8%	70.4%	2.4	pts
RevPAR	$252.65	$231.13	9.3%		$286.02	$267.78	6.8%
Total RevPAR	$462.41	$401.21	15.3%		$480.88	$441.01	9.0%
Property EBITDA Margin	31.1%	30.2%	0.9	pts	34.4%	34.8%	(0.4)	pts

Total North American Hotels (as of June 30, 2005)

11 Properties

5,090 Rooms

	Three Months Ended June 30,				Six Months Ended June 30,
	2005	2004	Change		2005	2004	Change
Average Daily Rate	$162.50	$153.53	5.8%		$170.92	$163.26	4.7%
Average Occupancy	70.3%	70.7%	(0.4)	pts	71.2%	70.6%	0.6	pts
RevPAR	$114.21	$108.62	5.1%		$121.69	$115.28	5.6%
Total RevPAR	$203.38	$190.06	7.0%		$212.74	$199.55	6.6%
Property EBITDA Margin	25.2%	24.5%	0.7	pts	27.9%	27.2%	0.7	pts

European Hotels (as of June 30, 2005)

3 Properties

841 Rooms

	Three Months Ended June 30,				Six Months Ended June 30,
	2005	2004	Change		2005	2004	Change
Average Daily Rate	$260.99	$231.58	12.7%		$240.33	$216.83	10.8%
Average Occupancy	83.7%	86.8%	(3.1)	pts	76.8%	78.0%	(1.2)	pts
RevPAR	$218.47	$200.99	8.7%		$184.53	$169.13	9.1%
Total RevPAR	$302.87	$283.66	6.8%		$262.04	$241.70	8.4%
Property EBITDA Margin	44.2%	43.5%	0.7	pts	38.5%	39.0%	(0.5)	pts

Selected Financial and Operating Information by Property (In Thousands, Except Operating Information)

The following tables present selected financial and operating information by property for the three and six months ended June 30, 2005 and 2004. Property EBITDA reflects property net operating income plus depreciation and amortization.

	Three Months Ended June 30,				Six Months Ended June 30,
	2005	2004	% Change		2005	2004	% Change
HYATT REGENCY NEW ORLEANS

Selected Financial Information (For purposes of comparison, we have provided financial information for this property as if the hotel was subject to a management agreement (it was on a lease prior to June 2004)):

Total revenues	$14,300	$16,187	(11.7)%		$31,957	$32,902	(2.9)%
Property EBITDA	$4,053	$5,026	(19.4)%		$9,836	$10,370	(5.1)%
Selected Operating Information:
Rooms	1,184	1,184	—		1,184	1,184	—
Average occupancy	59.8%	70.4%	(10.6	)pts	61.9%	67.5%	(5.6	)pts
ADR	$134.40	$142.03	(5.4)%		$144.02	$146.99	(2.0)%
RevPAR	$80.36	$100.03	(19.7)%		$89.18	$99.19	(10.1)%
Total RevPAR	$132.72	$150.24	(11.7)%		$149.12	$152.69	(2.3)%

HYATT REGENCY PHOENIX
Selected Financial Information:
Total revenues	$8,878	$8,361	6.2%		$21,701	$21,025	3.2%
Property EBITDA	$1,827	$1,976	(7.5)%		$6,933	$7,390	(6.2)%
Selected Operating Information:
Rooms	712	712	—		712	712	—
Average occupancy	69.5%	63.0%	6.5	pts	75.5%	69.2%	6.3	pts
ADR	$128.26	$124.26	3.2%		$142.78	$145.33	(1.8)%
RevPAR	$89.19	$78.31	13.9%		$107.83	$100.61	7.2%
Total RevPAR	$140.17	$129.04	8.6%		$172.26	$162.25	6.2%

HILTON BURBANK AIRPORT AND CONVENTION CENTER
Selected Financial Information:
Total revenues	$7,139	$5,558	28.4%		$14,059	$11,824	18.9%
Property EBITDA	$2,356	$1,327	77.5%		$4,586	$3,303	38.8%
Selected Operating Information:
Rooms	488	488	—		488	488	—
Average occupancy	74.3%	59.2%	15.1	pts	74.7%	64.6%	10.1	pts
ADR	$123.59	$112.31	10.0%		$122.31	$113.81	7.5%
RevPAR	$91.88	$66.47	38.2%		$91.36	$73.47	24.4%
Total RevPAR	$160.76	$125.16	28.4%		$159.17	$133.13	19.6%

	Three Months Ended June 30,				Six Months Ended June 30,
	2005	2004	% Change		2005	2004	% Change
MARRIOTT RANCHO LAS PALMAS RESORT
Selected Financial Information:
Total revenues	$8,518	$8,313	2.5%		$19,318	$18,806	2.7%
Property EBITDA	$614	$915	(32.9)%		$3,093	$3,208	(3.6)%

Selected Operating Information:
Rooms	444	444	—		444	444	—
Average occupancy	67.8%	69.6%	(1.8	)pts	71.6%	72.9%	(1.3	)pts
ADR	$169.79	$151.55	12.0%		$179.39	$166.74	7.6%
RevPAR	$115.04	$105.41	9.1%		$128.37	$121.62	5.6%
Total RevPAR	$228.39	$222.89	2.5%		$258.98	$252.12	2.7%

HYATT REGENCY LA JOLLA AT AVENTINE
Selected Financial Information:
Total revenues	$9,721	$8,455	15.0%		$18,950	$16,108	17.6%
Property EBITDA	$2,323	$1,733	34.0%		$4,425	$2,840	55.8%

Selected Operating Information:
Rooms	419	419	—		419	419	—
Average occupancy	77.9%	83.8%	(5.9	)pts	77.3%	74.5%	2.8	pts
ADR	$165.25	$138.47	19.3%		$163.81	$146.77	11.6%
RevPAR	$128.73	$116.10	10.9%		$126.61	$109.38	15.8%
Total RevPAR	$254.95	$221.75	15.0%		$249.87	$211.23	18.3%

MARRIOTT SCHAUMBURG
Selected Financial Information:
Total revenues	$4,202	$3,885	8.2%		$7,461	$7,132	4.6%
Property EBITDA	$1,237	$876	41.2%		$1,891	$1,301	45.3%

Selected Operating Information:
Rooms	398	398	—		398	398	—
Average occupancy	72.0%	71.0%	1.0	pts	65.1%	64.3%	0.8	pts
ADR	$113.52	$105.06	8.1%		$113.87	$107.23	6.2%
RevPAR	$81.68	$74.60	9.5%		$74.12	$68.91	7.6%
Total RevPAR	$125.69	$116.21	8.2%		$111.58	$106.66	4.6%

MARRIOTT LINCOLNSHIRE RESORT
Selected Financial Information:
Total revenues	$8,776	$8,690	1.0%		$16,216	$16,956	(4.4)%
Property EBITDA	$1,200	$1,263	(5.0)%		$1,994	$2,184	(8.7)%

Selected Operating Information:
Rooms	390	390	—		390	390	—
Average occupancy	66.3%	71.9%	(5.6	)pts	61.7%	71.7%	(10.0	)pts
ADR	$122.28	$110.64	10.5%		$119.56	$105.31	13.5%
RevPAR	$81.10	$79.58	1.9%		$73.79	$75.51	(2.3)%
Total RevPAR	$267.89	$265.26	1.0%		$247.50	$258.79	(4.4)%

	Three Months Ended June 30,				Six Months Ended June 30,
	2005	2004	% Change		2005	2004	% Change
LOEWS SANTA MONICA BEACH HOTEL
Selected Financial Information:
Total revenues	$10,886	$9,600	13.4%		$21,260	$18,869	12.7%
Property EBITDA	$3,517	$2,844	23.7%		$6,838	$5,709	19.8%

Selected Operating Information:
Rooms	342	342	—		342	342	—
Average occupancy	85.1%	81.9%	3.2	pts	85.9%	81.3%	4.6	pts
ADR	$257.85	$239.65	7.6%		$254.65	$239.00	6.5%
RevPAR	$219.33	$196.22	11.8%		$218.62	$194.32	12.5%
Total RevPAR	$349.78	$308.46	13.4%		$343.45	$303.15	13.3%

EMBASSY SUITES LAKE BUENA VISTA RESORT
Selected Financial Information:
Total revenues	$3,743	$3,471	7.8%		$7,971	$7,297	9.2%
Property EBITDA	$1,102	$1,024	7.6%		$2,656	$2,339	13.6%

Selected Operating Information:
Rooms	333	333	—		333	333	—
Average occupancy	80.6%	80.1%	0.5	pts	82.2%	80.9%	1.3	pts
ADR	$131.65	$124.15	6.0%		$138.80	$128.30	8.2%
RevPAR	$106.09	$99.38	6.8%		$114.05	$103.77	9.9%
Total RevPAR	$123.52	$114.54	7.8%		$132.25	$120.40	9.8%

RITZ-CARLTON HALF MOON BAY
Selected Financial Information:
Total revenues	$13,175	N/A	N/A		$22,823	N/A	N/A
Property EBITDA	$2,705	N/A	N/A		$3,194	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended June 30, 2004, average occupancy was 62.7%, ADR was $325.11, RevPAR was $203.98 and Total RevPAR was $501.02 and for the six months ended June 30, 2004, average occupancy was 58.8%, ADR was $303.81, RevPAR was $178.61 and Total RevPAR was $435.98 ):

Rooms	261	N/A	N/A		261	N/A	N/A
Average occupancy	71.3%	N/A	N/A		64.9%	N/A	N/A
ADR	$334.23	N/A	N/A		$308.91	N/A	N/A
RevPAR	$238.20	N/A	N/A		$200.33	N/A	N/A
Total RevPAR	$554.71	N/A	N/A		$483.12	N/A	N/A

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change
INTERCONTINENTAL CHICAGO
Selected Financial Information:
Total revenues	$17,620	N/A	N/A	N/A	N/A	N/A
Property EBITDA	$6,358	N/A	N/A	N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended June 30, 2004, average occupancy was 78.7%, ADR was $172.54, RevPAR was $135.71 and Total RevPAR was $213.90. For the six months ended June 30, 2005, average occupancy was 68.1%, ADR was $175.14, RevPAR was $119.33 and Total RevPAR was $182.56. For the six months ended June 30, 2004, average occupancy was 66.4%, ADR was $157.92, RevPAR was $104.82 and Total RevPAR was $167.52):

Rooms	807	N/A	N/A	N/A	N/A	N/A
Average occupancy	83.4%	N/A	N/A	N/A	N/A	N/A
ADR	$193.47	N/A	N/A	N/A	N/A	N/A
RevPAR	$161.39	N/A	N/A	N/A	N/A	N/A
Total RevPAR	$239.93	N/A	N/A	N/A	N/A	N/A

INTERCONTINENTAL MIAMI

Selected Financial Information:
Total revenues	$11,044	N/A	N/A	N/A	N/A	N/A
Property EBITDA	$3,219	N/A	N/A	N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended June 30, 2004, average occupancy was 65.8%, ADR was $134.74, RevPAR was $88.71 and Total RevPAR was $167.17. For the six months ended June 30, 2005, average occupancy was 78.4%, ADR was $164.03, RevPAR was $128.52 and Total RevPAR was $222.81. For the six months ended June 30, 2004, average occupancy was 72.1%, ADR was $149.05, RevPAR was $107.54 and Total RevPAR was $191.69):

Rooms	641	N/A	N/A	N/A	N/A	N/A
Average occupancy	71.5%	N/A	N/A	N/A	N/A	N/A
ADR	$145.55	N/A	N/A	N/A	N/A	N/A
RevPAR	$104.04	N/A	N/A	N/A	N/A	N/A
Total RevPAR	$189.33	N/A	N/A	N/A	N/A	N/A

	Three Months Ended June 30,				Six Months Ended June 30,
	2005	2004	% Change		2005	2004	% Change
FOUR SEASONS MEXICO CITY

Selected Financial Information:
Total revenues	$5,901	$5,397	9.3%		$11,323	$11,083	2.2%
Property EBITDA	$1,396	$1,452	(3.9)%		$2,604	$2,967	(12.2)%
Selected Operating Information:
Rooms	240	240	—		240	240	—
Average occupancy	68.1%	62.8%	5.3	pts	66.0%	64.2%	1.8	pts
ADR	$219.66	$218.48	0.5%		$222.28	$220.98	0.6%
RevPAR	$149.64	$137.25	9.0%		$146.80	$141.80	3.5%
Total RevPAR	$270.19	$247.12	9.3%		$260.66	$253.73	2.7%

FOUR SEASONS PUNTA MITA RESORT

Selected Financial Information:
Total revenues	$10,089	$8,477	19.0%		$21,752	$19,417	12.0%
Property EBITDA	$3,571	$2,733	30.7%		$8,770	$7,661	14.5%
Selected Operating Information:
Rooms	140	140	—		140	140	—
Average occupancy	82.1%	77.9%	4.2	pts	84.3%	81.2%	3.1	pts
ADR	$522.86	$503.52	3.8%		$622.49	$595.90	4.5%
RevPAR	$429.24	$392.07	9.5%		$524.67	$483.73	8.5%
Total RevPAR	$791.92	$665.38	19.0%		$858.41	$762.05	12.6%

	Three Months Ended June 30,				Six Months Ended June 30,
	2005	2004	% Change		2005	2004	% Change
INTERCONTINENTAL PRAGUE

Selected Financial Information (Amounts below are 100% of operations, of which SHCI owns 35%):
Total revenues	$10,024	$10,312	(2.8)%		$16,675	$15,827	5.4%
Property EBITDA	$5,286	$5,246	0.8%		$7,478	$7,334	2.0%
Selected Operating Information:
Rooms	372	372	—		372	372	—
Average Occupancy	83.5%	90.1%	(6.6	) pts	76.2%	76.5%	(0.3	) pts
ADR	$238.84	$221.77	7.7%		$209.54	$194.51	7.7%
RevPAR	$199.46	$199.87	(0.2)%		$159.60	$148.81	7.3%
Total RevPAR	$296.11	$304.62	(2.8)%		$247.65	$233.77	5.9%

MARRIOTT HAMBURG

Selected Financial Information (Amounts below are 100% of operations, of which SHCI owned 35% through March 2004):
Total revenues	$4,704	$4,409	6.7%		$8,454	$8,589	(1.6)%
Property EBITDA	$1,284	$1,203	6.7%		$2,562	$2,374	7.9%
Selected Operating Information:
Rooms	277	277	—		277	277	—
Average occupancy	82.7%	83.1%	(0.4	) pts	75.0%	79.0%	(4.0	) pts
ADR	$152.28	$143.82	5.9%		$151.64	$148.71	2.0%
RevPAR	$125.92	$119.57	5.3%		$113.76	$117.49	(3.2)%
Total RevPAR	$186.61	$174.91	6.7%		$168.62	$170.37	(1.0)%

PARIS MARRIOTT CHAMPS ELYSEES

Selected Financial Information:
Total revenues	$8,451	$6,988	20.9%		$14,759	$12,579	17.3%
Property EBITDA	$3,667	$2,999	22.3%		$5,327	$4,713	13.0%
Selected Operating Information:
Rooms	192	192	—		192	192	—
Average occupancy	85.6%	85.6%	—		80.5%	79.4%	1.1	pts
ADR	$454.46	$374.57	21.3%		$416.00	$356.22	16.8%
RevPAR	$388.80	$320.63	21.3%		$334.92	$283.00	18.3%
Total RevPAR	$483.69	$399.95	20.9%		$424.69	$359.98	18.0%

Reconciliation of Property EBITDA to EBITDA

(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2005		2004		2005		2004
	Property		Property		Property		Property
Hotel	EBITDA	EBITDA	EBITDA	EBITDA	EBITDA	EBITDA	EBITDA	EBITDA
Hyatt Regency New Orleans	$4,053	$4,053	$5,026	$5,026	$9,836	$9,836	$10,370	$10,370
Hyatt Regency Phoenix	1,827	1,827	1,976	1,976	6,933	6,933	7,390	7,390
Hilton Burbank Airport and Convention Center	2,356	2,356	1,327	1,327	4,586	4,586	3,303	3,303
Marriott Rancho Las Palmas Resort	614	614	915	915	3,093	3,093	3,208	3,208
Hyatt Regency La Jolla at Aventine	2,323	2,323	1,733	1,733	4,425	4,425	2,840	2,840
Marriott Schaumburg	1,237	1,237	876	876	1,891	1,891	1,301	1,301
Marriott Lincolnshire Resort	1,200	1,200	1,263	1,263	1,994	1,994	2,184	2,184
Loews Santa Monica Beach Hotel	3,517	3,517	2,844	2,844	6,838	6,838	5,709	5,709
Embassy Suites Lake Buena Vista Resort	1,102	1,102	1,024	1,024	2,656	2,656	2,339	2,339
Ritz-Carlton Half Moon Bay	2,705	2,705	—	—	3,194	3,194	—	—
InterContinental Chicago (a)	6,358	6,358	—	—	—	6,358	—	—
InterContinental Miami (a)	3,219	3,219	—	—	—	3,219	—	—
Four Seasons Mexico City	1,396	1,396	1,452	1,452	2,604	2,604	2,967	2,967
Four Seasons Punta Mita Resort	3,571	3,571	2,733	2,733	8,770	8,770	7,661	7,661
InterContinental Prague (b)	5,286	—	5,246	—	7,478	—	7,334	—
Marriott Hamburg (c)	1,284	35	1,203	986	2,562	72	2,374	1,323
Paris Marriott Champs Elysees (d)	3,667	233	2,999	3,013	5,327	471	4,713	4,757

	$45,715	$35,746	$30,617	$25,168	$72,187	$66,940	$63,693	$55,352

Adjustments:
Distributed Property EBITDA (see note on page 7)		$—		$18,206		$—		$28,387
Corporate expenses		(4,650)		(13,671)		(9,407)		(20,194)
Interest income		469		445		761		969
Loss on early extinguishment of debt		—		(24,134)		—		(21,946)
Other income (expenses), net		2,961		(3,238)		4,623		(2,043)
Income from discontinued operations		—		—		—		75,662
Interest expense - discontinued operations		—		—		—		577
Income taxes		247		26		305		(41)
Adjustments from unconsolidated affiliates		1,086		1,793		2,022		3,279

EBITDA		$35,859		$4,595		$65,244		$120,002

(a)     On April 1, 2005, we purchased an 85% controlling interest in the joint ventures that own the InterContinental Chicago and Miami hotels. We consolidate these hotels for reporting purposes.

(b)     We have a 35% interest in the joint venture that owns the InterContinental Prague and account for our investment under the equity method of accounting. Our equity in earnings of the hotel joint venture is included in other income (expenses), net in our consolidated statements of operations.

(c)  On March 1, 2004, we acquired the 65% interest we did not previously own in the joint venture that leases the Hamburg Marriott. On June 29, 2004, we eliminated the collateralized guarantee on the sale leaseback related to the property and no longer have continuing involvement which required treating the transaction as a financing. Accordingly, a sale of the Hamburg Marriott was recorded and the leaseback has now been recorded as an operating lease as of June 29, 2004. SHCI eliminated the finance obligation on the consolidated balance sheet and now records lease expense instead of mortgage interest and depreciation expense.

(d) On June 29, 2004, we eliminated the collateralized guarantee related to the Paris Marriott Champs Elysees and no longer have continuing involvement as defined by generally accepted accounting principles. Accordingly, a sale of the Paris Marriott Champs Elysees was recorded and the leaseback has now been recorded as an operating lease as of June 29, 2004. SHCI eliminated the finance obligation on the consolidated balance sheet and now records lease expense instead of mortgage interest and depreciation expense.